Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

Dated as of June 16, 2010

Among

PICASSO MERGER SUB, INC.,

PICASSO INTERMEDIATE COMPANY, INC.

and

BANC OF AMERICA SECURITIES LLC,

DEUTSCHE BANK SECURITIES LLC

and

BARCLAYS CAPITAL INC.

10% Senior Notes due 2018

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of June16, 2010, among Picasso Merger Sub, Inc., a Delaware Corporation (“Picasso”) that will be merged with and into BWAY Holding Company, a Delaware corporation (the “Company”) as the surviving corporation, Picasso Intermediate Company, Inc., a Delaware Corporation (“Holdings”), and Banc of America Securities LLC, Deutsche Bank Securities Inc. and Barclays Capital Inc., (collectively, the “Initial Purchasers”).

This Agreement is entered into in connection with the Purchase Agreement, dated as of June 8, 2010, among Picasso, Holdings and the Initial Purchasers (the “Purchase Agreement”), which provides for, among other things, the sale by Picasso to the Initial Purchasers of $205,000,000 aggregate principal amount of the Issuer’s 10% Senior Notes Due 2018 (the “Notes”). The Notes are issued under an indenture, dated as of June 16, 2010 (as amended or supplemented from time to time, the “Indenture”), among Picasso, Holdings and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). In order to induce the Initial Purchasers to enter into the Purchase Agreement, Picasso and Holdings have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and, except as otherwise set forth herein, any subsequent holder or holders of the Notes. The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligation to purchase the Notes under the Purchase Agreement. The Notes will have the terms and provisions described in the Indenture and will be initially guaranteed (the “Guarantees” and together with the Notes, the “Securities”) by Holdings.

The Notes are being issued in connection with the financing of the acquisition by Madison Dearborn Partners, LLC or one more of its affiliates, as well as certain other parties, of all of the capital stock of the Company (the “Acquisition”). On or after the date hereto, the Acquisition will be effected by the merger of Picasso with and into the Company (the “Merger”), with the Company surviving the Merger. Immediately after giving effect to the Merger, each entity listed on Schedule I hereto (collectively, the “BWAY Guarantors” and each a “BWAY Guarantor”) shall execute and deliver (i) a supplemental indenture to the Indenture, whereby each BWAY Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated in the Indenture as if it were an original signatory thereto and the BWAY Guarantors will execute a notation of guarantee representing its Guarantee and (ii) a registration rights joinder agreement, substantially in the form of Exhibit A attached hereto (the “Registration Rights Joinder Agreement”), whereby each BWAY Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities of a Guarantor (as defined below) contemplated in this Agreement as if it were an original signatory hereto. The covenants and agreements of the Company and the BWAY Guarantors set forth in this Agreement shall not become effective as to the Company and the BWAY Guarantors until the execution by each of them of the Registration Rights Joinder Agreement, at which time such covenants and agreements shall become effective as to the Company and the BWAY Guarantors as if made on the date hereof pursuant to the terms of the Registration Rights Joinder Agreement.

References to the “Issuer” refer to (x) prior to the consummation of Merger, Picasso and (y) from and after the consummation of the Merger, the Company. References to the “Guarantors” refer to (x) prior to consummation of the Merger, Holdings and (y) from and after the consummation of the Merger, Holdings and to each BWAY Guarantor (collectively with Holdings, the “Guarantors”).

The parties hereby agree as follows:

1. Definitions

As used in this Agreement, the following terms shall have the following meanings:

Additional Interest: See Section 4(a) hereof.

Advice: See the last paragraph of Section 5 hereof.

Agreement: See the introductory paragraphs hereto.

Applicable Period: See Section 2(b) hereof.

Business Day: Shall have the meaning ascribed to such term in Rule 14d-1 under the Exchange Act.

BWAY Guarantor: See the introductory paragraphs hereto.

Company: See the introductory paragraphs hereto.

Effectiveness Deadline: See Section 4(a) hereof.

Effectiveness Period: See Section 3(a) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes: See Section 2(a) hereof.

Exchange Offer: See Section 2(a) hereof.

Exchange Offer Registration Statement: See Section 2(a) hereof.

Exchange Securities: See Section 2(a) hereof.

FINRA: See Section 5(r) hereof.

Guarantees: See the introductory paragraphs hereto.

Guarantors: See the introductory paragraphs hereto.

Holder: Any holder of a Registrable Security or Registrable Securities.

Holdings: See the introductory paragraphs hereto.

Indenture: See the introductory paragraphs hereto.

Information: See Section 5(n) hereof.

Initial Purchasers: See the introductory paragraphs hereto.

Initial Shelf Registration: See Section 3(a) hereof.

Inspectors: See Section 5(n) hereof.

Issue Date: June 16, 2010, the date of original issuance of the Notes.

Issuer: See the introductory paragraphs hereto.

New Guarantees: See Section 2(a) hereof.

Notes: See the introductory paragraphs hereto.

Participant: See Section 7(a) hereof.

Participating Broker-Dealer: See Section 2(b) hereof.

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

Picasso: See the introductory paragraph hereto.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rules 430A or 430C under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement: See the introductory paragraphs hereof.

Records: See Section 5(n) hereof.

Registrable Securities: Each Security upon its original issuance and at all times subsequent thereto and each Exchange Security as to which Section 2(c)(ii) hereof is applicable upon original issuance and at all times subsequent thereto and, in each case, the related Guarantees, until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Securities as to which Section 2(c)(ii) hereof is applicable, the Exchange Offer Registration Statement) covering such Security or Exchange Security (and the related Guarantees) has been declared effective by the SEC and such Security or Exchange Security (and the related Guarantees), as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security has been exchanged pursuant to the Exchange Offer for an Exchange Security or Exchange Securities that may be resold without restriction under state and federal securities laws, (iii) such Security or Exchange Security (and the related Guarantees), as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) the date which is two years after the date the Notes were originally issued.

Registration Default: See Section 4(a) hereof.

Registration Rights Joinder Agreement: See the introductory paragraphs hereto.

Registration Statement: Any registration statement of the Issuer that cover any of the Securities, the Exchange Securities (and the related Guarantees) filed with the SEC under the Securities Act, including, in each case, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144: Rule 144 under the Securities Act.

Rule 144A: Rule 144A under the Securities Act.

Rule 405: Rule 405 under the Securities Act.

Rule 415: Rule 415 under the Securities Act.

Rule 424: Rule 424 under the Securities Act.

SEC: The U.S. Securities and Exchange Commission.

Securities: See the introductory paragraphs hereto.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Notice: See Section 2(c) hereof.

Shelf Registration: See Section 3(b) hereof.

Shelf Registration Statement: Any Registration Statement relating to a Shelf Registration.

Shelf Suspension Period: See Section 3(a) hereof.

Subsequent Shelf Registration: See Section 3(b) hereof.

TIA: The Trust Indenture Act of 1939, as amended.

Trustee: The trustee under the Indenture and the trustee under any indenture (if different) governing the Exchange Securities (and the related Guarantees).

Underwritten registration or underwritten offering: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, “Regulatory Requirements”) shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.

2. Exchange Offer

(a) Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, the Issuer shall use its reasonable best efforts to file with the SEC a Registration Statement (the “Exchange Offer Registration Statement”) on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Securities for a like aggregate principal amount of debt securities of the Issuer (the “Exchange Notes”), guaranteed, to the extent applicable, on a senior unsecured basis by the Guarantors (the “New Guarantees” and, together with the Exchange Notes, the “Exchange Securities”), with terms substantially identical in all material respects to the Notes, as applicable, except that the Exchange Notes shall contain no restrictive legend thereon. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable laws. The Issuer shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act.

Upon the Exchange Offer Registration Statement becoming effective, the Issuer will offer the Exchange Notes and the New Guarantees in exchange for surrender of the Notes and the Guarantees. The Issuer will keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders. For each Note surrendered to the Issuer pursuant to the Exchange Offer, the Holder who surrendered such Note shall receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue (y) from the later of (i) the last interest payment date on which interest was paid on the Note surrendered in exchange therefor or (ii) if the Note is surrendered for exchange between the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid and such interest payment date, the date of such interest payment date or (z) if no interest has been paid on such Note, from the Issue Date.

Each Holder (including, without limitation, each Participating Broker-Dealer) that participates in the Exchange Offer, as a condition to participation in the Exchange Offer, will be required to represent to the Issuer in writing (which may be contained in the applicable letter of transmittal) that: (i) any Exchange Securities acquired in exchange for Registrable Securities tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Securities, whether or not such recipient is such Holder itself; (ii) at the time of the commencement or consummation of the Exchange Offer neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder has an arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act; (iii) neither the Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is an “affiliate” (as defined in Rule 405) of the Issuer; (iv) if such Holder is not a broker-dealer, neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is engaging in or intends to engage in a distribution of the Exchange Securities; and (v) if such Holder is a Participating Broker-Dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, such Holder will deliver a prospectus with any resale of such Exchange Securities; provided that the Issuer shall make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Exchange Securities.

No securities other than the Exchange Securities and the Notes (and the related guarantees) shall be included in the Exchange Offer Registration Statement.

(b) The Issuer shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” which shall indicate that any broker-dealer who holds Registrable Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from the Issuer) (a “Participating Broker-Dealer”) may exchange such Registrable Securities pursuant to the Exchange Offer; however, such Participating Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such broker-dealer in the Exchange Offer, which prospectus delivery requirements may be satisfied by the delivery by such broker-dealer of the Prospectus contained in the Exchange Offer Registration Statement . Such “Plan of Distribution” section shall also contain all other information with respect to resales by Participating Broker-Dealers that the SEC may require in order to permit such resales pursuant thereto.

The Issuer shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein to the extent necessary in order to ensure that it is available by all Persons subject to the prospectus delivery requirements of the Securities Act for resales of Exchange Securities for such period of time as is necessary to comply with applicable law in connection with any resale of Exchange Securities; provided, however, that such period shall not be required to exceed 90 days or such longer period if extended pursuant to the last paragraph of Section 5 hereof (the “Applicable Period”).

In connection with the Exchange Offer, the Issuer shall, subject to applicable law:

(1) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(2) use its reasonable best efforts to keep the Exchange Offer open for not less than 20 Business Days from the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

(3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York or in Wilmington, Delaware;

(4) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer remains open; and

(5) otherwise comply in all material respects with all laws, rules and regulations applicable to the Exchange Offer.

As soon as practicable after the close of the Exchange Offer, the Issuer shall, subject to applicable law:

(1) accept for exchange all Registrable Securities validly tendered and not validly withdrawn pursuant to the Exchange Offer;

(2) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(3) cause the Trustee to authenticate and deliver promptly to each Holder of Notes or Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange; provided that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuer to proceed with the Exchange Offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuer; and (iii) all governmental approvals shall have been obtained, which approvals the Issuer deem necessary for the consummation of the Exchange Offer.

The Exchange Securities (and the Guarantees) shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

(c) If, (i) because of any change in applicable law or in currently prevailing interpretations of the staff of the SEC, the Issuer is not permitted to effect the Exchange Offer or (ii) upon receipt of a written notification from any Holder prior to the 20th Business Day following the consummation of the Exchange Offer representing that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer, (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, (C) it is a Participating Broker-Dealer; or (D) it is an affiliate of the Company and will not receive Exchange Notes in the Exchange Offer that may be freely transferred without restriction under federal securities laws, in the case of each of clauses (i) and (ii) of this sentence, then the Issuer shall promptly deliver to the Trustee (to deliver to the Holders) written notice thereof (the “Shelf Notice”) and shall file a Shelf Registration pursuant to Section 3 hereof.

3. Shelf Registration

If at any time a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

(a) Shelf Registration. The Issuer shall use its reasonable best efforts to promptly file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the “Initial Shelf Registration”). The Initial Shelf Registration shall be on Form S 1 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuer shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

The Issuer shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earliest of (i) the date that is two (2) years from the Issue Date, (ii) such shorter period ending when all Registrable Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration or (iii) one year after such shelf registration statement becomes effective (the “Effectiveness Period”).

Notwithstanding anything to the contrary in this Agreement, at any time, the Issuer may delay the filing of any Initial Shelf Registration Statement or Subsequent Shelf Registration or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 60 consecutive days or more than three (3) times during any calendar year (each, a “Shelf Suspension Period”), if the Board of Directors of the Issuer determines reasonably and in good faith that the filing of any such Initial Shelf Registration Statement or Subsequent Shelf Registration the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Issuer, would be detrimental to the Issuer if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law.

(b) Withdrawal of Stop Orders; Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder), the Issuer shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Registrable Securities covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Issuer shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registration.

(c) Supplements and Amendments. The Issuer shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities (or their counsel) covered by such Registration Statement with respect to the information included therein with respect to one or more of such Holders, or, if reasonably requested by any underwriter of such Registrable Securities, with respect to the information included therein with respect to such underwriter.

4. Additional Interest

(a) The Issuer and the Initial Purchasers agree that the Holders will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees to pay, as liquidated damages, additional interest on the Notes (“Additional Interest”) if (A) the Issuer has not exchanged Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the 365th day after the Issue Date, (B) the Issuer is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective on or prior to the later of the 365th day after the Issue Date and the 90th day after the obligation to file such Shelf Registration Statement arises (the “Effectiveness Deadline”) or (C) such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder) (each a “Registration Default”), then Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90 day period that such Additional Interest continues to accrue, provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (such Additional Interest to be calculated by the Issuer) commencing on the (x) 366th day after the Issue Date, in the case of clause (A) above, (y) the day after the Effectiveness Deadline in the case of clause (B) above or (z) the day such Shelf Registration ceases to be effective in the case of clause (C) above; provided, however, that upon the exchange of the Exchange Securities for all Securities tendered (in the case of clause (A) of this Section 4), upon the effectiveness of the applicable Shelf Registration Statement (in the case of (B) of this Section 4), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of clause (C) of this Section 4), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Notwithstanding any other provisions of this Section 4, (i) the Issuer shall not be obligated to pay Additional Interest provided in Section 4(a)(B) during a Shelf Suspension Period permitted by Section 3(a) hereof; provided, that no Additional Interest shall accrue on the Notes following the second anniversary of the Issue Date and (ii) the Additional Interest described in this Section 4 is the sole and exclusive remedy available to Holders due a Registration Default. Additional Interest shall be payable in the same form payable by the Issuer for the payment of interest for the applicable interest payment period, on the same dates and to the same persons that the Issuer makes other interest payments on the Notes, until the Registration Default is corrected.

(b) The Issuer shall notify the Trustee within five business days after each and every date on which a Registration Default occurs. The amount of Additional Interest will be determined by the Issuer by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 365 day year comprised of twelve 30 day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 365.

5. Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuer shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuer hereunder the Issuer shall:

(a) Before filing (i) any Shelf Registration Statement or any amendment or supplement thereto or (ii) any Registration Statement, Prospectus or amendment or supplement thereto required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Issuer has received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer, the Issuer shall furnish to and afford counsel for the Holders of the Registrable Securities covered by such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof) or counsel for such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, and counsel to the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three business days prior to such filing). The Issuer shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 to the extent required by applicable law; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by an Participating Broker-Dealer covered by any such Prospectus in all material respects.

(c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Issuer has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within three Business Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event, the existence of any condition or any information becoming known to the Issuer that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction.

(e) If a Shelf Registration is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any) or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering, (i) as promptly as reasonably practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or counsel for either of them reasonably request to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment.

(f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuer, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuer, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuer agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

(j) Subject to the proviso in Section 5(h), use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuer will cooperate in all respects with the filing of such Registration Statement and the granting of such approvals.

(k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuer, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

(m) In connection with an underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities (including, without limitation, a customary condition to the obligations of the underwriters that the underwriters shall have received “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of the Issuer, or of any business acquired by the Issuer, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Securities), and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuer (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by Issuer to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinions of counsel to the Issuer, and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings; and (iii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures reasonably acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at closing under such underwriting agreement or as and to the extent required thereunder.

(n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any Initial Purchaser, any selling Holder of such Registrable Securities being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (any such Initial Purchasers, Holders, Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the “Inspectors”), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Issuer and subsidiaries of the Issuer (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and any of its subsidiaries to supply all information (“Information”) reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records and Information confidential, to use the Information only for due diligence purposes, to abstain from using the Information as the basis for any market transactions in Securities of the Issuer and that it will not disclose any of the Records or Information that the Issuer determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is necessary or advisable, in the opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records or Information has been made generally available to the public other than by an Inspector or an “affiliate” (as defined in Rule 405), representative or agent thereof; provided, however, that prior notice shall be provided as soon as practicable to the Issuer of the potential disclosure of any information by such Inspector pursuant to clauses (i), (ii) or (iii) of this sentence to permit the Issuer to obtain a protective order (or waive the provisions of this paragraph (o)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

(o) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Securities, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(p) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders with regard to any applicable Registration Statement, a consolidated earning statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer, after the effective date of a Registration Statement, which statements shall cover said 12-month periods; provided that this requirement shall be deemed satisfied by the Issuer complying with Section 4.03 of the Indenture.

(q) If the Exchange Offer is to be consummated, upon delivery of the Registrable Securities by Holders to the Issuer (or to such other Person as directed by the Issuer), in exchange for the Exchange Securities (and the related Guarantees), as the case may be, the Issuer shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities (and the related Guarantees), as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

(r) Use reasonable efforts to cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (the “FINRA”).

(s) Use its respective reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Exchange Securities and/or Registrable Securities covered by a Registration Statement contemplated hereby.

The Issuer may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding such seller and the distribution of such Registrable Securities as the Issuer may, from time to time, reasonably request. Furthermore, a Holder that sells Registrable Securities pursuant to a Shelf Registration Statement will be required to be named as a selling security holder in the related Prospectus and to deliver such Prospectus to purchasers of its Registrable Securities. The Issuer may exclude from such registration the Registrable Securities of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such seller not materially misleading.

If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by its acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the “Advice”) by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuer shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6. Registration Expenses

All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer of its obligations under Sections 2, 3, 4, 5 and 8 shall be borne by the Issuer, whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions in the United States (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) fees and expenses of the Trustee, any exchange agent and their counsel, (iv) fees and disbursements of counsel for the Issuer and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Securities selected by the Holder of a majority in aggregate principal amount of Registrable Securities covered by such Shelf Registration (which counsel shall be reasonably satisfactory to the Issuer) exclusive of any counsel retained pursuant to Section 7 hereof, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m) hereof (including, without limitation, the expenses of any “cold comfort” letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Securities or Exchange Securities eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Issuer desires such insurance, (viii) fees and expenses of all other Persons retained by the Issuer, (ix) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties), (x) the expense of any annual audit, (xi) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.

7. Indemnification and Contribution.

(a) The Issuer and the Guarantors jointly and severally agree, to indemnify and hold harmless each Holder of Registrable Securities, and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, and each Person, if any, who controls such Person or its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Participant”), to the fullest extent lawful, against any losses, claims, damages or liabilities, joint or several, to which any Participant may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(1) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto), or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus; or

(2) the omission or alleged omission to state, in any Registration Statement (or any amendment thereto), or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any other document or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, except, in each case, insofar as such losses, claims, damages or liabilities are arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or any Holder furnished to the Issuer in writing through the Initial Purchasers or any selling Holder expressly for use therein;

and agree (subject to the limitations set forth in the proviso to this sentence) to reimburse, as incurred, the Participant for any reasonable legal or other out-of-pocket expenses incurred by the Participant in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, neither the Issuer nor the Guarantors will be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto), or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information relating to any Participant furnished to the Issuer by such Participant expressly for use therein. The indemnity provided for in this Section 7 will be in addition to any liability that the Issuer may otherwise have to Participants. The Issuer and the Guarantors shall not be liable under this Section 7 to any Participant regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Issuer and the Guarantors, which consent shall not be unreasonably withheld.

(b) Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Issuer, the Guarantors, their respective directors (or equivalent), their respective officers who sign any Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuer, the Guarantors or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus, any amendment or supplement thereto, or any preliminary prospectus, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Participant, furnished to the Issuer by or on behalf of such Participant, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other out-of-pocket expenses incurred by the Issuer, the Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Participants may otherwise have to the indemnified parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 7. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Participants who sold a majority in interest of the Registrable Securities and Exchange Securities sold by all such Participants in the case of paragraph (a) of this Section 7 or the Issuer in the case of paragraph (b) of this Section 7), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or separate but related or substantially similar proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) representing the indemnified parties under paragraph (a) or paragraph (b) of this Section 7, as the case may be, who are parties to such action or actions. Any such separate firm for any Participants shall be designated in writing by Participants who sold a majority in interest of the Registrable Securities and Exchange Securities sold by all such Participants in the case of paragraph (a) of this Section 7 or the Issuer in the case of paragraph (b) of this Section 7. In the event that any Participants are indemnified persons collectively entitled, in connection with a proceeding or separate but related or substantially similar proceedings in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 7(c), and any such Participants cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified parties shall be designated in writing by Participants who sold a majority in interest of the Registrable Securities and Exchange Securities sold by all such Participants..

(d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to paragraph (a) or (b) of this Section 7, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuer and the Guarantors on the one hand and such Participant on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) of the Securities received by the Issuer bear to the total discounts and commissions received by such Participant in connection with the sale of the Securities (or if such Participant did not receive discounts or commissions, the value or receiving the Securities). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand, or the Participants on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). Notwithstanding any other provision of this paragraph (e), no Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation or net proceeds on the sale of Securities received by such Participant in connection with the sale of the Securities, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls a Participant within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director of the Issuer and the Guarantors, each officer of the Issuer and the Guarantors and each person, if any, who controls the Issuer and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer.

8. Rule 144A

The Issuer covenants and agrees that, for so long as any Registrable Securities remain outstanding, it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuer is not required to file such reports, the Issuer will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A.

9. Underwritten Registrations

The Issuer shall not be required to assist in an underwritten offering unless requested by the Holders of a majority in aggregate principal amount of the Registrable Securities. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and shall be reasonably acceptable to the Issuer.

No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10. Miscellaneous

(a) No Inconsistent Agreements. The Issuer has not as of the date hereof, and the Issuer shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer’s other issued and outstanding securities under any agreement in effect on the date hereof.

(b) Adjustments Affecting Registrable Securities. The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Issuer, and (II) (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Securities or Exchange Securities, as the case may be, disposed of pursuant to any Registration Statement) adversely affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold or tendered pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold or tendered pursuant to such Registration Statement.

(d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

(1) if to a Holder of the Registrable Securities, or any Participating Broker-Dealer, at the most current address of such Holder, or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

Banc of America Securities Inc.

One Bryant Park

New York, New York 10036

Facsimile: (404) 532-3059

Attention: Barry Price, Managing Director

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Facsimile No.: (212) 269-5420

Attention: Stuart G. Downing, Esq.

(2) if to the Initial Purchasers, at the address specified in Section 10(d)(i);

(3) if to Picasso or Holdings, at the address as follows:

Madison Dearborn Partners, LLC

Three First National Plaza

Suite 4600

70 West Madison Street

Chicago, IL 60602

Facsimile:	(312) 895-1001
Attention:	Thomas S. Souleles
Mark B. Tresnowski

With a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Facsimile:	(312) 862-2200
Attention:	Carol Anne Huff
Richard J. Campbell, P.C.

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and upon written confirmation, if sent by facsimile.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Notes Held by the Issuer or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Third-Party Beneficiaries. Holders of Registrable Securities and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

(l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuer on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PICASSO MERGER SUB, INC.

By:	/s/ Thomas S. Souleles
Name:	Thomas S. Souleles
Title:	President

PICASSO INTERMEDIATE COMPANY, INC.

By:	/s/ Thomas S. Souleles
Name:	Thomas S. Souleles
Title:	President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA SECURITIES LLC DEUTSCHE BANK SECURITIES INC. BARCLAYS CAPITAL INC.

By:	Banc of America Securities LLC

By:	/s/ Barry Price
Name:	Barry Price
Title:	Managing Director

For itself and the other several Initial Purchasers.

EXHIBIT A

FORM OF REGISTRATION RIGHTS JOINDER AGREEMENT

Ex. A-1

Registration Rights Joinder Agreement

WHEREAS, Picasso Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Picasso Intermediate Company, Inc., a Delaware corporation (“Holdings”), Banc of America Securities LLC (“BAS”), Deutsche Bank Securities Inc. (“DBSI”) and Barclays Capital Inc. (“Barclays” and collectively with BAS and DBSI the “Initial Purchasers”) heretofore executed and delivered a Registration Rights Agreement (“Registration Rights Agreement”), dated as of the date hereof, providing for the registration of notes substantially similar to the Notes (as defined in the Registration Rights Agreement);

WHEREAS, Merger Sub merged with and into BWAY Holding Company, a Delaware corporation (the “Company”), in the “Merger” pursuant to the Agreement and Plan of Merger, dated as of March 28, 2010, by and among Picasso Parent Company, Inc., Merger Sub and the Company, with the Company assuming all of Merger Sub’s obligations (including those set forth in the Registration Rights Agreement) by operation of law; and

WHEREAS, as a condition to the consummation of the offering of the Securities, the Company and each of the entities set forth on Exhibit A attached hereto (collectively, the “BWAY Guarantors” and together with Holdings, the “Guarantors”) have agreed to join the Registration Rights Agreement on or immediately following consummation of the Merger.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

NOW, THEREFORE, the Company and each of the BWAY Guarantors hereby agrees for the benefit of the Initial Purchasers, as of June 16, 2010, as follows:

1. Joinder Agreement. Each of the undersigned signatory parties hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this Registration Rights Joinder Agreement (this “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgments in the Registration Rights Agreement attributable to the Issuer (with respect to the Company) or to the Guarantors (with respect to the BWAY Guarantors), in each case, as if made by, and with respect to, such signatory party; and (iii) perform all obligations and duties required and be entitled to all the benefits of the Issuer (with respect to the Company) or a Guarantor (with respect to the BWAY Guarantors) pursuant to the Registration Rights Agreement, in each case as if such undersigned was an original party thereto.

2. Representations and Warranties and Agreements. Each of the undersigned signatory parties hereby represents and warrants to, and agrees with, the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transactions contemplated hereby and that when this Joinder Agreement is executed and delivered by the parties hereto, it will constitute a valid and legally binding agreement enforceable against the Company or such BWAY Guarantor, as applicable, in accordance with its terms, except as the enforcement hereof may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (ii) general equitable principles and (iii) as to rights of indemnification and contribution, by applicable laws or principles of public policy.

3. Covenants. Each of the undersigned parties hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as the Issuer (with respect to the Company) or as a Guarantor (with respect to the BWAY Guarantors) each and any of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of the Issuer or a Guarantor, as applicable, under the Registration Rights Agreement as if it were an original signatory thereto and to promptly execute and deliver any and all further documents and take such further action as any other undersigned party or the Initial Purchasers may reasonably require to effect the purpose of this Joinder Agreement.

4. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or via facsimile), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties to the Registration Rights Agreement.

6. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

BWAY HOLDING COMPANY

By:
Name:
Title:

BWAY CORPORATION

By:
Name:
Title:

ARMSTRONG CONTAINERS, INC.

By:
Name:
Title:

NORTH AMERICA PACKAGING CORPORATION

By:
Name:
Title:

NORTH AMERICA PACKAGING OF PUERTO RICO, INC.

By:
Name:
Title:

SC PLASTICS, LLC

By:
Name:
Title:

Signature Page to Registration Rights Joinder Agreement

BWAY KILBOURN, INC.

By:
Name:
Title:

CENTRAL CAN COMPANY, INC.

By:
Name:
Title:

Signature Page to Registration Rights Joinder Agreement

By:	Banc of America Securities LLC, for itself
and on behalf of the several Initial Purchasers

By:
Name:
Title:

Signature Page to Registration Rights Joinder Agreement

Exhibit A

BWAY Guarantors

Armstrong Containers, Inc., a Delaware corporation

North America Packaging Corporation, a Delaware corporation

North America Packaging of Puerto Rico, Inc., a Delaware corporation

SC Plastics, LLC, a Georgia limited liability company

Central Can Company, Inc., a Delaware corporation

BWAY-Kilbourn, Inc., a Delaware corporation

BWAY Corporation, a Delaware corporation

SCHEDULE I

BWAY GUARANTORS

Armstrong Containers, Inc., a Delaware corporation

North America Packaging Corporation, a Delaware corporation

North America Packaging of Puerto Rico, Inc., a Delaware corporation

SC Plastics, LLC, a Georgia limited liability company

Central Can Company, Inc., a Delaware corporation

BWAY-Kilbourn, Inc., a Delaware corporation

BWAY Corporation, a Delaware corporation